Exhibit (s)

Calculation of Filing Fee Table

N-2

(Form Type)

SuRo Capital Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Being Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to be Paid	Equity	Common Stock, $0.01 par value(2)

	Equity	Preferred Stock(2)

	Other	Subscription Rights(3)

	Debt	Debt Securities(4)

	Other	Warrants(2)

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457	(o)(1)			$126,211,201		0.00011020	$13,908.47

Fees Previously Paid										$—

Carry Forward Securities	Equity	Common Stock, $0.01 par value(2)

	Equity	Preferred Stock(2)

	Other	Subscription Rights(3)

	Debt	Debt Securities(4)

	Other	Warrants(2)

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415	(a)(6)			$273,788,799	(5)			N-2	333-239681	July 2, 2020	$5,192.00

Total Offering Amount							$400,000,000	(6)		$44,080

Total Fees Previously Paid										$—

Total Fee Offsets										$—

Net Fee Due										$13,908.47

(1)	Estimated pursuant to Rule 457 solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by SuRo Capital Corp. (the “Registrant”) in connection with the sale by the Registrant of the securities registered under this registration statement.

(2)	Subject to Note 6 below, there is being registered hereunder an indeterminate number of shares of common stock, preferred stock, or warrants as may be sold, from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities.

(3)	Subject to Note 6 below, there is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time, representing rights to purchase common stock.

(4)	Subject to Note 6 below, there is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $400,000,000.

(5)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes $273,788,799 in aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under the Registrant’s Registration Statement on Form N-2 (File No. 333-239681) initially filed on July 2, 2020, and amended on July 27, 2020, and declared effective on July 27, 2020 (the “Prior Registration Statement”). The Registrant previously paid at filing fees in the aggregate of $5,192.00 relating to the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(6)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $400,000,000.